UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 16, 2007
Max & Erma’s Restaurants, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-11514 (Commission File No.)	31-1041397 (IRS Employer Identification Number)
4849 Evanswood Drive
Columbus, OH 43229
(614) 431-5800
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 16, 2007, the Board of Directors of Max & Erma’s Restaurants, Inc. (the “Company”) approved amendments to its Supplemental Deferred Compensation Plan and accompanying Trust Agreement, effective January 1, 1999 (the “Plan”), which provide retirement benefits for certain employees, including Robert A. Lindeman, our President and Chief Executive Officer, William C. Niegsch, Jr., our Executive Vice President, Chief Financial Officer, Treasurer, and Secretary, and James Howenstein, a Regional Vice President. Among other things, the amendments:
•	bring the Plan into compliance with the requirements of Section 409A of the Internal Revenue Code (the “Code”);

•	allow participants to complete on or before December 31, 2007, a new deferral election specifying the time and form of payment of all or a portion of the participant’s deferred compensation account, effective on or after January 1, 2008;

•	restrict the eligibility of new employees to become participants in the Plan;

•	restrict the ability of participants to complete deferral elections after December 31, 2007; and

•	provide for the termination of the Plan in the event of certain changes in ownership of the Company.
     On October 22, 2007, the Company entered into amendments (the “Amendments”) to the Company’s Split-Dollar Life Insurance Agreements (the “Agreements”) for each of Mr. Lindeman, Mr. Niegsch, and Mr. Howenstein (each, an “Executive”).
     The Amendments allow the Company to transfer the policies covered by the Agreements to each Executive as soon as practicable after January 1, 2008 (the “Transfer Date”), in accordance with the requirements of Section 409A of the Code. Each Executive agrees to pay cash in an amount equal to the Company’s interest in the relevant policy, if any, on or before the Transfer Date. As soon as practicable following this payment and the Transfer Date, the Company agrees to transfer the entirety of its rights, title, and interest in the relevant policy to the Executive.
     If the Executive is a “Specified Employee” as defined under Section 409A of the Code and terminates or separates from service with the Company before the Transfer Date, the Company will not transfer its interest in the relevant policy to the Executive until the earliest of (a) six months following the Executive’s termination date, (b) the date of the Executive’s death, or (c) any earlier date that would not cause the Executive to incur excise tax or interest under Section 409A of the Code.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Max & Erma’s Restaurants, Inc.
Date: October 22, 2007	By:	/s/ William C. Niegsch, Jr.
William C. Niegsch, Jr., Executive Vice
President, Chief Financial Officer, Treasurer and Secretary

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